Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of August 24, 2015, by and between ZAGG INC, a Nevada corporation

("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank (the "Loan") pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 7, 2012, as amended from time to time ("Credit Agreement").

WHEREAS, ZAGG INTELLECTUAL PROPERTY HOLDING CO., INC., a Nevada corporation ("Zagg IP"), ZAGG RETAIL, INC., a Nevada corporation ("Retail"), IFROGZ INC., a Utah corporation ("iFrogz"), and ZAGG LLC, a Nevada limited liability company ("ZAGG LLC" and, together with Zagg IP, Retail, iFrogz, and ZAGG LLC, individually and collectively, as the context requires, the "Guarantor"), each executed a Continuing Guaranty dated as of December 7, 2012 in favor of Bank, each as amended from time to time (collectively, the "Guaranties").

WHEREAS, the Loan is secured by that certain (i) Security Agreement dated as of December 7, 2012 by and between Borrower and Bank; (ii) General Pledge Agreement dated as of December 7, 2012 by and between Borrower and Bank; (iii) Third Party Security Agreement dated as of December 7, 2012 by and between iFrogz and Bank; (iv) Third Party Security Agreement dated as of December 7, 2012 by and between Zagg IP and Bank; (v) Third Party Security Agreement dated as of December 7, 2012 by and between Retail and Bank; (vi) Third Party Security Agreement dated as of December 7, 2012 by and between ZAGG LLC and Bank; and (vii) Third Party General Pledge Agreement dated as of December 7, 2012 by and between iFrogz and Bank, each as amended from time to time (collectively, the "Security Agreements").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.           Treasury Stock Repurchases. Section 4.9(e) is hereby deleted in its entirety, and the following substituted therefor:

(e) From January 1, 2015, Borrower shall not repurchase treasury stock in an aggregate amount greater than Fifteen Million Dollars ($15,000,000) in any calendar year.

2.            Conditions Precedent. This Amendment shall not become effective until the following conditions have been completed and proof of their completion has been provided to Bank:

(a)  At or prior to the execution and delivery of this Amendment, Borrower and Guarantor, as applicable, shall have executed and delivered, or caused to be executed and delivered, to Bank, each in form and substance satisfactory to Bank, such other documents, instruments, resolutions, subordinations, and other agreements as Bank may require in its sole discretion.

3.            Fees and Expenses. In consideration of the changes set forth herein and as a condition to the effectiveness hereof , immediately upon signing this Amendment Borrower shall pay to Bank (a) [intentionally omitted]; (b) all reasonable legal fees and expenses incurred by Bank in connection herewith or with the Loan and the Loan Documents accrued and unpaid as of the date hereof; and (c) all other reasonable costs and expenses incurred by Bank in connection with this Amendment.

4.             Effect on Credit Agreement. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

5.            Representations and Warranties. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein . Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

GUARANTORS' CONSENT AND REAFFIRMATION

Each of the undersigned guarantors of all indebtedness of ZAGG INC, a Nevada corporation, to WELLS FARGO BANK, NATIONAL ASSOCIATION hereby: (i) consents to the foregoing Amendment; (ii) reaffirms its obligations under its respective Continuing Guaranty; (iii) reaffirms its waivers of each and every one of the defenses to such obligations as set forth in its respective Continuing Guaranty; and (iv) reaffirms that its obligations under its respective Continuing Guaranty are separate and distinct from the obligations of any other party under said Amendment and the other Loan Documents described therein.

FOURTH AMENDMENT TO CREDIT AGREEMENT

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